UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2017

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2017, the Board of Directors of PPG Industries, Inc. (the “Company”) elected Vincent J. Morales as Senior Vice President, Finance and Chief Financial Officer, effective March 1, 2017. Biographical information for Mr. Morales is included in the press release attached hereto. In connection with Mr. Morales’s appointment, effective March 1, 2017, Mr. Morales’s monthly salary will be increased to $41,667 and he will be eligible for a target cash bonus under the Incentive Compensation Plan of $450,000. In February 2017, Mr. Morales will receive a grant of stock options, restricted stock units and total shareholder return contingent shares with an aggregate value of $800,000 at the time of grant.
Also on January 19, 2017, Frank S. Sklarsky, Executive Vice President and Chief Financial Officer of the Company, informed the Company of his intention to retire effective March 1, 2017.
On January 19, 2017, the Company issued a press release announcing Mr. Morales’s appointment and Mr. Sklarsky’s retirement. A copy of this press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated January 19, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: January 19, 2017	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated January 19, 2017.